                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               Unica Corporation,

                            Lorax Acquisition Corp.,

                                       AND

                               Sane Solutions, LLC

                                  March 7, 2006

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                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
ARTICLE I THE MERGER.....................................................     1
   1.1    The Merger.....................................................     1
   1.2    The Closing....................................................     1
   1.3    Actions at the Closing.........................................     1
   1.4    Additional Action..............................................     2
   1.5    Conversion of Company LLC Interests............................     2
   1.6    Escrow.........................................................     2
   1.7    Certificate of Incorporation and By-laws.......................     2
   1.8    Board of Directors and Officers................................     2
   1.9    No Further Rights..............................................     3
   1.10   Closing of Transfer Books......................................     3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................     3
   2.1    Organization, Qualification and Corporate Power................     3
   2.2    Capitalization.................................................     3
   2.3    Authorization of Transaction...................................     4
   2.4    Noncontravention...............................................     4
   2.5    Subsidiaries...................................................     5
   2.6    Financial Statements...........................................     5
   2.7    Absence of Certain Changes.....................................     5
   2.8    Undisclosed Liabilities........................................     6
   2.9    Tax Matters....................................................     6
   2.10   Assets.........................................................     7
   2.11   Owned Real Property............................................     8
   2.12   Real Property Leases...........................................     8
   2.13   Intellectual Property..........................................     8
   2.14   Contracts......................................................    12
   2.15   Accounts Receivable............................................    13
   2.16   Powers of Attorney.............................................    14
   2.17   Insurance......................................................    14
   2.18   Litigation.....................................................    14
   2.19   Warranties.....................................................    14
   2.20   Employees......................................................    14
   2.21   Employee Benefits..............................................    15
   2.22   Environmental Matters..........................................    17
   2.23   Legal Compliance...............................................    17
   2.24   Customers and Suppliers........................................    18
   2.25   Permits........................................................    18
   2.26   Certain Business Relationships With Affiliates.................    18
   2.27   Brokers' Fees..................................................    18
   2.28   Books and Records..............................................    18
   2.29   Disclosure.....................................................    18
   2.30   Controls and Procedures........................................    19


                                       -i-

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
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER
   SUBSIDIARY............................................................    19
   3.1    Organization and Corporate Power...............................    19
   3.2    Authorization of Transaction...................................    19
   3.3    Noncontravention...............................................    20
   3.4    Buyer SEC Filings..............................................    20
   3.5    Issuance of Escrow Shares......................................    20

ARTICLE IV COVENANTS.....................................................    20
   4.1    Closing Efforts................................................    20
   4.2    Governmental and Third-Party Notices and Consents..............    20
   4.3    Operation of Business..........................................    21
   4.4    Access to Information..........................................    22
   4.5    Notice of Breaches.............................................    22
   4.6    Exclusivity....................................................    23
   4.7    Expenses.......................................................    24
   4.8    Tax Matters....................................................    24
   4.9    Indemnification of Members, Managers and Officers..............    25
   4.10   Employees......................................................    25
   4.11   Rule 144 Reporting.............................................    25
   4.12   Audit and Related Expenses.....................................    26
   4.13   Bonus Payments.................................................    26
   4.14   Incentive Compensation.........................................    26
   4.15   Relocation Incentive Pool......................................    26
   4.16   Non-Competition and Non-Solicitation...........................    26

ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER...........................    27
   5.1    Conditions to Obligations of the Buyer and the Merger
             Subsidiary..................................................    27
   5.2    Conditions to Obligations of the Company.......................    29

ARTICLE VI INDEMNIFICATION...............................................    29
   6.1    Indemnification by the Indemnifying Members....................    29
   6.2    Indemnification Claims.........................................    30
   6.3    Survival of Representations and Warranties.....................    33
   6.4    Limitations....................................................    33

ARTICLE VII TERMINATION..................................................    34
   7.1    Termination of Agreement.......................................    34
   7.2    Effect of Termination..........................................    35

ARTICLE VIII DEFINITIONS.................................................    35

ARTICLE IX MISCELLANEOUS.................................................    43
   9.1    Press Releases and Announcements...............................    43
   9.2    No Third Party Beneficiaries; Waiver of Conflicts
             Regarding Representation....................................    43
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                                      -ii-

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
   9.3    Entire Agreement...............................................    44
   9.4    Succession and Assignment......................................    44
   9.5    Counterparts and Facsimile Signature...........................    44
   9.6    Headings.......................................................    44
   9.7    Notices........................................................    44
   9.8    Governing Law..................................................    45
   9.9    Amendments and Waivers.........................................    45
   9.10   Severability...................................................    46
   9.11   Submission to Jurisdiction.....................................    46
   9.12   Construction...................................................    46

Exhibit A - Member Agreement
Exhibit B - Escrow Agreement
Exhibit C - Financial Certificate
Exhibit D - Deferred Revenue Certificate

                          AGREEMENT AND PLAN OF MERGER

     Agreement entered into as of March 7, 2006 by and among Unica Corporation, a Delaware corporation (the "Buyer"), Lorax Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Merger Subsidiary"), and Sane Solutions, LLC, a Rhode Island limited liability company (the "Company").

     This Agreement contemplates a merger of the Company with and into the Merger Subsidiary. In such merger, the Company Members receive cash in exchange for their Company LLC Interests and, subject to the provisions of the Escrow Agreement, the right to receive certain shares of Buyer Common Stock.

     Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this Agreement, the Company Members have entered into Member Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A, pursuant to which such Company Members have agreed to vote to approve the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I
                                   THE MERGER

     1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Company shall merge with and into the Merger Subsidiary at the Effective Time in accordance with the provisions of the Rhode Island Limited Liability Company Act and the Delaware General Corporation Law. From and after the Effective Time, the separate corporate existence of the Company shall cease and the Merger Subsidiary shall continue as the Surviving Corporation. The Merger shall have the effects set forth in Sections 259 and 264 of the Delaware General Corporation Law.

     1.2 The Closing. The Closing shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m. local time, or such other time as the parties shall agree, on the Closing Date.

     1.3 Actions at the Closing. At the Closing:

          (a) the Company shall deliver to the Buyer and the Merger Subsidiary the various certificates, instruments and documents referred to in Section 5.1;

          (b) the Buyer and the Merger Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.2;

          (c) the Surviving Corporation shall file (i) the Certificate of Merger with the Secretary of State of the State of Delaware and (ii) the Articles of Merger with the Secretary of State of the State of Rhode Island;

          (d) the Buyer or the Surviving Corporation shall pay (by check or by wire transfer) to each Company Member the Cash Merger Consideration into which his Company LLC Interests are converted pursuant to Section 1.5; and

          (e) the Buyer, the Indemnifying Members and the Escrow Agent shall execute and deliver the Escrow Agreement and the Buyer or the Merger Subsidiary shall deposit the Escrow Shares with the Escrow Agent in accordance with Section 1.6.

     1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Merger Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     1.5 Conversion of Company LLC Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the Company Members, the Company LLC Interests issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive
(a) an aggregate amount in cash equal to $21,812,500, divided by the total number of Company LLC Interests outstanding immediately prior to the Effective Time, without any interest thereon, and (b) the total number of Escrow Shares, divided by the total number of Company LLC Interests outstanding immediately prior to the Effective Time, which shall be deposited in the Escrow Fund pursuant to the provisions of Section 1.6; provided, however, that the $21,812,500 cash payment to be made pursuant to clause (a) shall be (i) reduced by $1,302,500, which amount shall be paid on behalf of the Company concurrently with the Closing to certain specified employees of the Company in respective amounts as agreed to by the Buyer and the Company Members; (ii) reduced by the employer's share of FICA and Medicare taxes attributable to the $1,302,500; and
(iii) increased by the employer's share of FICA and Medicare taxes attributable to the $640,625 bonus payments to be paid pursuant to Section 4.13 hereof.

     1.6 Escrow. At the Closing Date, the Buyer or the Merger Subsidiary shall deposit the Escrow Shares with the Escrow Agent for the purpose of securing the indemnification obligations of the Indemnifying Members set forth in this Agreement. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms of the Escrow Agreement. Each Company Member shall become a party to the Escrow Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

     1.7 Certificate of Incorporation and By-laws. The Certificate of Incorporation and the By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation and By-laws of the Merger Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to Sane Solutions, Inc.

     1.8 Board of Directors and Officers. The directors and officers of the Merger Subsidiary immediately prior to the Effective Time shall continue to be the directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed.

     1.9 No Further Rights. From and after the Effective Time, no Company LLC Interests shall be deemed to be outstanding.

     1.10 Closing of Transfer Books. At the Effective Time, the membership interest transfer books of the Company shall be closed and no transfer of Company LLC Interests shall thereafter be made.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Disclosure Schedule shall be deemed to be qualify such other sections or subsections of this Article II only to the extent that such disclosure makes it reasonably apparent that such disclosures are applicable to such other sections or subsections. For purposes of this Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the Company Members, as well as any other knowledge which such persons would have possessed had they made reasonable inquiry of appropriate employees and agents of the Company with respect to the matter in question.

     2.1 Organization, Qualification and Corporate Power. The Company is a limited liability company duly organized, validly existing and in limited liability company good standing under the laws of the State of Rhode Island. The Company is duly qualified to conduct business and is in limited liability company good standing under the laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company's businesses or the ownership or leasing of its properties requires such qualification, except for those jurisdictions in which the failure to be so qualified or in limited liability company good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite limited liability company power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Articles of Organization and Operating Agreement. The Company is not in default under or in violation of any provision of its Articles of Organization or Operating Agreement.

     2.2 Capitalization.

          (a) Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of the Agreement, of the holders of the Company LLC Interests, showing the percentage of outstanding Company LLC Interests owned of record by each Company Member. All of the issued and outstanding Company LLC Interests have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding Company LLC Interests have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws.

          (b) The Company does not have any stock or membership interests option plans or any other stock or equity-related plans or arrangements of any kind. Furthermore, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any units of membership interests or other equity interest in the Company is authorized or outstanding,
(ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any of the Company LLC Interests any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Company LLC Interests or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

          (c) There is no agreement, written or oral, between the Company and any holder of the Company LLC Interests, or, to the Company's knowledge, among any holders of the Company LLC Interests, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act, or voting, of the Company LLC Interests.

     2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby has been duly and validly authorized by all necessary limited liability company action on the part of the Company. Without limiting the generality of the foregoing, the Company Members, at a meeting duly called and held or by unanimous written consent, by the unanimous vote of all Company Members determined that the Merger is advisable, fair and in the best interests of the Company and the Company Members, and approved the Merger in accordance with the provisions of the Rhode Island Limited Liability Company Act, as amended. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to creditors' rights generally and general principles of equity.

     2.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law and the filing of the Articles of Merger as required by the Rhode Island Limited Liability Company Act, as amended, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Organization of the Company or the Operating Agreement, (b) require on the part of the Company any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its properties or assets.

     2.5 Subsidiaries. The Company does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest in, any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.

     2.6 Financial Statements.

          (a) The Company has provided to the Buyer the Financial Statements. The Financial Statements (i) comply as to form in all material respects with applicable accounting requirements, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements) and (iii) fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which will not be material in amount or effect and do not include footnotes. In addition to the foregoing, the Company has provided an unaudited quickbooks report for the fiscal quarter ended December 31, 2005 (the "Quickbooks Report"). The Quickbooks Report was prepared in a manner consistent with the Company's historical accounting and book keeping policies, provided, however, that the Quickbooks Report was (i) not prepared in accordance with GAAP, (ii) does not comply as to form with applicable accounting requirements, and (iii) would likely differ materially from financial statements for the same period prepared in accordance with GAAP, including, without limitation, the audit that will include the same period to be prepared and delivered to Buyer pursuant to Section 4.12 hereof.

          (b) Stowe Degon, the Company's current auditors, is and has been at all times since its engagement by the Company (x) "independent" with respect to the Company within the meaning of Regulation S-X and (y) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.

          (c) The Company has provided to the Buyer a certificate (the "Financial Certificate"), in the form attached hereto as Exhibit C, dated as of the date of this Agreement and signed by each of the Company Members.

     2.7 Absence of Certain Changes. Since the Most Recent Balance Sheet Date,
(a) there has occurred no event or development that, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through
(q) of Section 4.3.

     2.8 Undisclosed Liabilities. The Company does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and are less than $10,000 in amount.

     2.9 Tax Matters.

          (a) The Company has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were true, correct and complete in all respects. The Company has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company for Tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet and all unpaid Taxes of the Company for all Tax periods commencing after the date of the Most Recent Balance Sheet arose in the Ordinary Course of Business and are of a type and amount commensurate with Taxes attributable to prior similar periods. The Company (i) has no actual or potential liability as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than the Company or
(ii) is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All Taxes that the Company was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity.

          (b) The Company has delivered or made available to the Buyer (i) complete and correct copies of all Tax Returns of the Company relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of the Company relating to Taxes for all taxable periods for which the statute of limitations has not yet expired. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(b) of the Company Disclosure Schedule. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority.

          (c) None of the assets of the Company (i) is property that is required to be treated as being owned by any other Person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code,
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iv) is subject to a lease under
Section 7701(h) of the Code or under any predecessor section.

          (d) The Company is not a party to a lease that is treated as a "Section 467 rental agreement" within the meaning of Section 467(d) of the Code.

          (e) The Company does not own any interest in an entity that is characterized as a partnership for federal income Tax purposes.

          (f) Schedule 2.9(f) of the Company Disclosure Schedule sets forth each jurisdiction (other than United States federal) in which the Company files, is required to file or has been required to file a Tax Return or is or has been liable for any Taxes on a "nexus" basis and each jurisdiction that has sent notices or communications requesting information relating to the Company's nexus with such jurisdiction.

          (g) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company, other than with respect to Taxes not yet due and payable.

          (h) The Company has not engaged in any "listed transaction" for purposes of Treasury Regulation sections 1.6011-4(b)(2) or 301.6111-2(b)(2) or any analogous provision of state or local law.

          (i) At all times, the Company has been treated as a partnership for federal Tax purposes and for purposes of all applicable state Taxes that are imposed on or measured by income, and neither the Company, the Company Members, nor any taxing authority has taken a position inconsistent with such classification.

     2.10 Assets.

          (a) The Company is the true and lawful owner of, and has good title to, all of the assets (tangible or intangible) that are purported to be owned by the Company, free and clear of all Security Interests. The Company owns or leases all tangible assets sufficient for the conduct of its business as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

          (b) Each item of equipment and other asset that the Company has possession of pursuant to a lease agreement or other contractual arrangement is in such condition that, upon its return to its lessor or owner under the applicable lease or contract, the obligations of the Company to such lessor or owner will have been discharged in full.

     2.11 Owned Real Property. The Company does not have, and has never had, any Owned Real Property.

     2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the Leases. With respect to each Lease:

          (a) such Lease is legal, valid, binding, enforceable and in full force and effect;

          (b) such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

          (c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such Lease;

          (d) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;

          (e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (f) to the knowledge of the Company, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities; and

          (g) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by the Company of the property subject thereto.

     2.13 Intellectual Property.

          (a) Company Registrations. Section 2.13(a) of the Disclosure Schedule lists all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owners(s), as applicable. All assignments of Company Registrations to the Company have been properly executed and recorded. To the knowledge of the Company, all Company Registrations are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company.

          (b) Prosecution Matters. There are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced or provoked, or to the knowledge of the Company threatened, with respect to any Patent Rights included in the Company Registrations. The Company has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Company and has made no material misrepresentation in such applications. The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Registrations or affecting the patentability or enforceability of any Company Registrations.

          (c) Ownership; Sufficiency. Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. Except as set forth in Section 2.13(c) of the Disclosure Schedule, the Company is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Security Interests and all joint owners of the Company Owned Intellectual Property are listed in Section 2.13(c) of the Disclosure Schedule. The Company Intellectual Property constitutes all Intellectual Property necessary (i) to Exploit the Customer Offerings in the manner so done currently and contemplated to be done in the future by the Company, (ii) to Exploit the Internal Systems as they are currently used and contemplated to be used in the future by the Company, and
(iii) otherwise to conduct the Company's business in all material respects in the manner currently conducted and contemplated to be conducted in the future by the Company; provided, however, that the foregoing provisions of this sentence shall not be construed to cover matters set forth in Section 2.13(e).

          (d) Protection Measures. The Company has taken reasonable measures to protect the proprietary nature of each item of Company Owned Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof. The Company has complied in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security. No complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to the knowledge of the Company, threatened against the Company. To the knowledge of the Company, there has been no: (i) unauthorized disclosure of any material third party proprietary or confidential information in the possession, custody or control of the Company or (ii) material breach of the Company's security procedures wherein confidential information has been disclosed to a third person. The Company has actively policed the quality of all goods and services sold, distributed or marketed under each of its Trademarks and has enforced adequate quality control measures to ensure that no Trademarks that it has licensed to others shall be deemed to be abandoned.

          (e) Infringement by Company. To the knowledge of the Company, none of the Customer Offerings, or the Exploitation thereof by the Company or by any reseller, distributor, customer or user thereof, or any other activity of the Company, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. To the knowledge of the Company, none of the Internal Systems, or the Company's past, current or currently contemplated Exploitation thereof, or any other activity undertaken by them in connection with the Company's business, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. Section 2.13(e) of the Disclosure Schedule lists any complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required) received by the Company alleging any such infringement, violation or misappropriation and any request or demand for indemnification or defense received by the Company from any reseller, distributor, customer, user or any other third party; and the Company has provided to the Buyer copies of all such complaints, claims, notices, requests, demands or written threats, as well as any, studies or market surveys relating to any alleged or potential infringement, violation or misappropriation.

          (f) Infringement of Company Rights. To the knowledge of the Company, no person (including, without limitation, any current or former employee or consultant of Company) is infringing, violating or misappropriating any of the Company Owned Intellectual Property or any Company Licensed Intellectual Property that is exclusively licensed to the Company. The Company has provided to the Buyer copies of all correspondence, complaints, claims, notices or written threats concerning the infringement, violation or misappropriation of any Company Owned Intellectual Property.

          (g) Outbound IP Agreements. Section 2.13(g) of the Disclosure Schedule identifies each license, covenant or other agreement pursuant to which the Company has assigned, transferred, licensed, distributed or otherwise granted any right or access to any person, or covenanted not to assert any right, with respect to any past, existing or future Company Intellectual Property. Except as described in Section 2.13(g) of the Disclosure Schedule, the Company has not agreed to indemnify any person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Offerings or any third party Intellectual Property rights. Except as set forth in Section 2.13(g) of the Disclosure Schedule, the Company is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person.

          (h) Inbound IP Agreements. Section 2.13(h) of the Disclosure Schedule identifies (i) each item of Company Licensed Intellectual Property and the license or agreement pursuant to which the Company Exploits it (excluding currently-available, off the shelf software programs that are part of the Internal Systems and are licensed by the Company pursuant to "shrink wrap" licenses, the total fees associated with which are less than $2,500) and (ii) each agreement, contract, assignment or other instrument pursuant to which the Company has obtained any joint or sole ownership interest in or to each item of Company Owned Intellectual Property. No third party inventions, methods, services, materials, processes or Software are included in or required to Exploit the Customer Offerings or Internal Systems, except as specifically set forth in Section 2.13(h) of the Disclosure Schedule; provided that the foregoing provisions of this sentence shall not be construed to cover matters set forth in
Section 2.13(e). None of the Customer Offerings or Internal Systems includes "shareware," "freeware" or other Software or other material that was obtained by the Company from third parties other than pursuant to the license agreements listed in Section 2.13(h) of the Disclosure Schedule.

          (i) Source Code. The Company has not licensed, distributed or disclosed, and knows of no distribution or disclosure by others (including its employees and contractors) of, the Company Source Code to any Person, except pursuant to the agreements listed in Section 2.13(i) of the Disclosure Schedule, and the Company has taken all reasonable physical and electronic security measures to prevent disclosure of such Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such Company Source Code by the Company or escrow agent(s) or any other person to any third party.

          (j) Authorship. Except as set forth in Section 2.13(j) of the Disclosure Schedule, all of the Software and Documentation comprising, incorporated in or bundled with the Customer Offerings or Internal Systems controlled or developed by the Company have been designed, authored, tested and debugged by regular employees of the Company within the scope of their employment or by independent contractors of the Company who have executed valid and binding agreements expressly assigning all right, title and interest in such copyrightable materials to the Company, waiving their non-assignable rights (including moral rights) in favor of the Company and its permitted assigns and licensees, and have no residual claim to such materials.

          (k) Open Source Code. Section 2.13(k) of the Disclosure Schedule lists all Open Source Materials that the Company has utilized in any way in the Exploitation of Company Offerings or Internal Systems controlled or developed by the Company and describes the manner in which such Open Source Materials have been utilized, including, without limitation, whether and how the Open Source Materials have been modified and/or distributed by the Company. Except as specifically disclosed in Section 2.13(k) of the Disclosure Schedule, the Company has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Customer Offerings; (ii) distributed Open Source Materials in conjunction with any other software developed or distributed by the Company; or (iii) used Open Source Materials that create, or purport to create, obligations for the Company with respect to the Customer Offerings or grant, or purport to grant, to any third party, any rights or immunities under Intellectual Property rights (including, but not limited to, using any Open Source Materials that require, as a condition of Exploitation of such Open Source Materials, that other Software incorporated into, derived from or distributed with such Open Source Materials be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works, or
(z) redistributable at no charge or minimal charge).

          (l) Employee and Contractor Assignments. Each employee of the Company and each independent contractor of the Company has executed a valid and binding written agreement expressly assigning to the Company all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term of such employee's employment or such independent contractor's work for the Company, and all Intellectual Property rights therein, and has waived all moral rights therein to the extent legally permissible.

          (m) Quality. To the knowledge of the Company, the Customer Offerings and the Internal Systems are free from significant defects in design, workmanship and materials and conform in all material respects to the written Documentation and specifications therefor. To the knowledge of the Company, the Customer Offerings and the Internal Systems do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that may or are intended to impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data. The

Company has not received any warranty claims, contractual terminations or requests for settlement or refund due to the failure of the Customer Offerings to meet their specifications or otherwise to satisfy end user needs or for harm or damage to any third party except as set forth in Section 2.13(m) of the Disclosure Schedule.

          (n) Support and Funding. The Company has neither sought, applied for nor received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the Exploitation of the Customer Offerings, the Internal Systems or any facilities or equipment used in connection therewith.

     2.14 Contracts.

          (a) Section 2.14 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

               (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than three months;

               (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $10,000,
               (C) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

               (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement for the disposition of any significant portion of the assets or business of the Company (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

               (vi) any agreement concerning confidentiality;

               (vii) any employment or consulting agreement;

               (viii) any agreement involving any current or former manager of the Company, Company Member or an Affiliate thereof;

               (ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

               (x) any agreement which contains any provisions requiring the Company to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

               (xi) any agreement that could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Company or the Buyer or any of its subsidiaries as currently conducted and as currently proposed to be conducted;

               (xii) any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business;

               (xiii) any agreement which would entitle any third party to receive a license or any other right to intellectual property of the Buyer or any of the Buyer's Affiliates following the Closing; and

               (xiv) any other agreement (or group of related agreements) either involving more than $10,000 or not entered into in the Ordinary Course of Business.

          (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and, to the knowledge of the Company, no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such agreement.

     2.15 Accounts Receivable. All accounts receivable of the Company reflected on the Most Recent Balance Sheet (other than those paid since such date) are valid receivables subject to no setoffs or counterclaims and are current and reasonably likely to be collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. A complete and accurate list of the accounts receivable reflected on the Most Recent Balance Sheet, showing the aging thereof, is included in Section 2.15 of the Disclosure Schedule. All accounts receivable of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are reasonably likely to be collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet. The Company has not received any written notice from an account debtor stating that any account receivable in an amount in excess of $10,000 is subject to any contest, claim or setoff by such account debtor.

     2.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

     2.17 Insurance. Section 2.17 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company may not be liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

     2.18 Litigation. There is no Legal Proceeding that is pending or, to the knowledge of the Company, has been threatened against the Company or that in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding against the Company.

     2.19 Warranties. No product or service manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company, which are set forth in Section 2.19 of the Disclosure Schedule and (ii) manufacturers' warranties for which the Company does not have any liability. Section 2.19 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

     2.20 Employees.

          (a) Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company whose annual rate of compensation exceeds $50,000 per year, along with the position and the annual rate of compensation of each such person. Each current or past employee of the Company has entered into a confidentiality/assignment of inventions agreement with the Company, a copy or form of which has previously been delivered to the Buyer. Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company who are a party to a non-competition agreement with the Company; copies of such agreements have previously been delivered to the Buyer. All of the agreements referenced in the two preceding sentences will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.
Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company who are not citizens of the United States. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company. The Company is in material compliance with all applicable laws relating to the hiring and employment of employees.

          (b) The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

     2.21 Employee Benefits.

          (a) Section 2.21(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans. Complete and accurate copies of (i) all Company Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Company Plan, have been delivered to the Buyer.

          (b) Each Company Plan has been administered in all material respects in accordance with its terms and each of the Company, and the ERISA Affiliates has in all material respects met its obligations with respect to each Company Plan and has made all required contributions thereto. The Company, each ERISA Affiliate and each Company Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted. No Company Plan has assets that include securities issued by the Company or any ERISA Affiliate.

          (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any material liability.

          (d) All the Company Plans that are intended to be qualified under
Section 401(a) of the Code have received individual or prototype determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and, except as required to conform to changes in applicable law, no such Company Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Plan which is required to satisfy
Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

          (e) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (f) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (g) There are no unfunded obligations under any Company Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Company Plan which is funded are reported at their fair market value on the books and records of such Company Plan.

          (h) No act or omission has occurred and no condition exists with respect to any Company Plan that would subject the Company, or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Plan.

          (i) No Company Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

          (j) Each Company Plan is amendable and terminable unilaterally by the Company at any time without liability or expense to the Company or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Plan.

          (k) Section 2.21(k) of the Disclosure Schedule discloses each: (i) agreement with any Company Member, manager or other key employee of the Company
(A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, manager or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (l) Section 2.21(l) of the Disclosure Schedule sets forth the policy of the Company with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities as of February 28, 2006.

          (m) Each Company Plan that is a "nonqualified deferred compensation plan" (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in good faith compliance with Code Section 409A and IRS Notice 2005-1. No Company Plan that is a "nonqualified deferred compensation plan" has been materially modified (as determined under Notice 2005-1) after October 3, 2004. No event has occurred that would be treated by Code Section 409A(b) as a transfer of property for purposes of Code Section 83.

     2.22 Environmental Matters.

          (a) The Company has complied in all material respects with all applicable Environmental Laws. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company.

          (b) The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

          (c) Set forth in Section 2.22(d) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

     2.23 Legal Compliance. The Company is currently conducting, and has at all times since inception conducted, its businesses in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

     2.24 Customers and Suppliers. Section 2.24 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or service to the Company. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company.

     2.25 Permits. Section 2.25 of the Disclosure Schedule sets forth a list of all Permits issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect; the Company is in material compliance with the terms of each such Permit; and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened. Each such Permit will continue in full force and effect immediately following the Closing.

     2.26 Certain Business Relationships With Affiliates. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section
2.26 of the Disclosure Schedule describes any commercial transactions or relationships between the Company and any Affiliate thereof that occurred or have existed since the beginning of the time period covered by the Financial Statements.

     2.27 Brokers' Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.28 Books and Records. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company Members or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with commercially reasonable business and bookkeeping practices. Section 2.28 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the names of persons having signature authority with respect thereto or access thereto.

     2.29 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other agreement or certificate delivered or to be delivered by or on behalf of the Company pursuant to the express terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     2.30 Controls and Procedures.

          (a) The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal control over financial reporting which provide assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company's assets, (iii) access to assets of the Company is permitted only in accordance with management's authorization, (iv) the reporting of assets of the Company is compared with existing assets at regular intervals and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

          (b) The Company has not, since September 30, 2005, extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any Member or manager of the Company. Section 2.30(b) of the Disclosure Schedule identifies any loan or extension of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act would apply.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                            AND THE MERGER SUBSIDIARY

     Each of the Buyer and the Merger Subsidiary represents and warrants to the Company that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing.

     3.1 Organization and Corporate Power. Each of the Buyer and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     3.2 Authorization of Transaction. Each of the Buyer and the Merger Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Merger Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Merger Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Merger Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Merger Subsidiary and constitutes a valid and binding obligation of the Buyer and the Merger Subsidiary, enforceable against them in accordance with its terms.

     3.3 Noncontravention. Subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law and the filing of the Articles of Merger as required by the Rhode Island Limited Liability Company Act, as amended, neither the execution and delivery by the Buyer or the Merger Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Merger Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Merger Subsidiary, (b) require on the part of the Buyer or the Merger Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Merger Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or
(ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Merger Subsidiary or any of their properties or assets.

     3.4 Buyer SEC Filings. The Buyer has timely filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 (collectively, the "Buyer SEC Filings"). Each Buyer SEC Filing (A) as of its date complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (B) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     3.5 Issuance of Escrow Shares. All of the Escrow Shares will be, when issued on the terms and conditions of this Agreement, duly authorized, validly issued, fully paid and nonassessable.

                                   ARTICLE IV
                                    COVENANTS

     4.1 Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

     4.2 Governmental and Third-Party Notices and Consents.

          (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

          (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in the Disclosure Schedule.

     4.3 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition (normal wear and tear excepted), keep available the services of its current managers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not without the written consent of the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned:

          (a) issue or sell any Company LLC Interests or other securities of the Company or any options, warrants or rights to acquire any such Company LLC interests or other securities;

          (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its membership interests (except for an aggregate of $450,000 that may be distributed to the Company Members);

          (c) alter its capital structure;

          (d) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

          (e) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.21(k) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its members, managers or employees, generally or individually, or pay any bonus or other benefit to its members, managers or employees (except for existing payment obligations listed in Section 2.21 of the Disclosure Schedule) or hire any new managers or (except in the Ordinary Course of Business) any new employees;

          (f) acquire, sell, lease, license or dispose of any assets or property (including any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

          (g) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

          (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (i) amend its Articles of Organization, Operating Agreement or other organizational documents;

          (j) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or make any new elections, or changes to any current elections, with respect to Taxes;

          (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature required to be listed in Section 2.12, Section
2.13 or Section 2.14 of the Disclosure Schedule;

          (l) make or commit to make any capital expenditure in excess of $10,000 per item or $50,000 in the aggregate;

          (m) institute or settle any Legal Proceeding;

          (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

          (o) assume any obligation in excess of $25,000;

          (p) pay any employee of the Company any bonus in excess of $10,000 other than bonuses paid in the Ordinary Course of Business in accordance with the existing policies of the Company; or

          (q) agree in writing or otherwise to take any of the foregoing actions.

     4.4 Access to Information. Upon reasonable prior notice, the Company shall permit representatives of the Buyer to have full access (at all reasonable times during normal business hours, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial, tax and accounting records (including the work papers of the Company's independent accountants), contracts, other records and documents, and personnel, of or pertaining to the Company.

     4.5 Notice of Breaches.

          (a) From the date of this Agreement until the Closing, the Company shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure
Schedule inaccurate or incomplete at any time after the date of this Agreement until the Closing and if the Buyer would have the right to terminate this Agreement pursuant to Section 7.1(b) as a result of the information so disclosed and it does not exercise such right prior to the Closing, then such supplemental information shall constitute an amendment of the representation, warranty or statement to which it relates for purposes of Article VI of this Agreement and shall not serve as a basis for an indemnification claim under Article VI of this Agreement.

          (b) From the date of this Agreement until the Closing, the Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement inaccurate or incomplete at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement; provided that if such supplemental information relates to an event or circumstance occurring subsequent to the date hereof in the Ordinary Course of Business and if the Company would have the right to terminate this Agreement pursuant to Section 7.1(c) as a result of the information so disclosed and it does not exercise such right prior to the Closing, then such supplemental information shall constitute an amendment of the representation or warranty to which it relates for purposes of Article VI of this Agreement.

     4.6 Exclusivity.

          (a) The Company shall not, and the Company shall require each of the Company Members and its employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, or any division of the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company, or any division of the Company to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

          (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within two business days after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer, provided that the Company shall not be obligated under this section to disclose the identity of such other party if such disclosure would violate any existing confidentiality agreement as of the date hereof.

     4.7 Expenses. Except as set forth in Article VI and the Escrow Agreement,
(a) the Indemnifying Members shall bear (1) their costs and expenses (including legal, accounting and financial advisory fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (all such costs and expenses being collectively referred to herein as "Costs") and
(2) the Costs of the Company, and (b) the Buyer shall bear its own Costs.

     4.8 Tax Matters

          (a) The Company Members shall prepare and file, or cause to be prepared and filed all Income Tax Returns (including any amendments thereto) of the Company due following the Closing Date for periods ending on or before or including the Closing Date. Such Income Tax Returns shall be prepared and filed, to the extent permitted by law, in a manner consistent with the past practice of the Company.

          (b) Buyer shall promptly inform the Company Members and the Company Members shall be entitled to control and conduct those aspects of audits, examinations or proceedings ("Tax Contests") relating to the Company that are related to the liability for any Taxes for which Company Members would be required to indemnify the Surviving Corporation or Buyer or their Affiliates pursuant to this Agreement, or which relate to any liability for any Taxes for which Company Members would be directly responsible. Costs of any Tax Contest are to be borne by the party controlling such Tax Contest. Buyer shall be entitled to participate in any Tax Contest, at its own expense, which Company Members are entitled to control.

          (c) Each of Buyer, the Surviving Corporation and the Company Members and their respective Affiliates will provide the other parties with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any Tax Contest, or any other claim arising under this Agreement, and each will retain and provide the others with any records or information that may be relevant to any such Tax Return, Tax Contest or claim. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns and supporting work schedules.

          (d) All transfer, documentary, sales, use, stamp, registration, real estate transfer or gains Taxes, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, whether imposed on the Company, the Buyer or the Company Members, shall be paid by the Company Members when due, and the Company Members shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, real estate transfer or gains Taxes, and other Taxes and fees.

          (e) Any indemnification payments under this Agreement shall be treated as an adjustment to Purchase Price.

          (f) Within 10 days prior to the Closing, the Company shall deliver or cause to be delivered to the Buyer a certification that the Company is not a foreign person in accordance with the Treasury Regulations under Section 1445 of the Code. If the Company has not provided the certification described above to the Buyer on or before the Closing Date, the Buyer shall be permitted to reduce the aggregate Merger Consideration receivable by all outstanding Company LLC Interests by an amount equal to any required withholding Tax under Section 1445 of the Code, with the amount per share of such reduction to be determined in accordance with the provisions of the Company's Articles of Organization.

          (g) The Buyer, the Surviving Corporation and the Company Members agree that the transactions contemplated hereunder shall be treated as a sale of assets of the Company to the Merger Subsidiary for income Tax purposes. Purchase Price (and other liabilities and capitalized costs) shall be allocated among the assets as set forth in a schedule (the "Allocation Schedule") to be delivered in accordance with Section 5.1(m), which shall be prepared in accordance with Code
Section 1060 and Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding upon Buyer, the Surviving Corporation and the Company Members. The Company Members, the Surviving Corporation and the Buyer and their Affiliates shall report, act, and file Tax Returns (including, but not limited to, Internal Revenue Service form 8594) in all respects and for all purposes consistent with such allocation. Neither the Company Members, the Buyer nor the Surviving Corporation shall take any position (whether in audits, Tax Returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

     4.9 Indemnification of Members, Managers and Officers.

          (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification substantially similar to those in the Operating Agreement on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were members, managers or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

          (b) Each present and former member, manager and officer of the Company (each, an "Indemnified Officer/Member") shall have rights as a third party beneficiary under this Section 4.9 as separate contractual rights for his or her benefit and such right shall be Enforceable by such Indemnified Officer/Member, its heirs and personal representatives and shall be binding on the Surviving Corporation, its Subsidiaries and their respective successors and assigns.

     4.10 Employees. Effective as of the Closing Date, the Buyer or the Surviving Corporation shall offer employment to each employee listed on Schedule
4.10 to this Agreement, terminable at the will of the Buyer or the Surviving Corporation. The Seller hereby consents to the hiring of any such employees by the Buyer and/or the Surviving Corporation.

     4.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may permit the sale of restricted securities (as that term is used in Rule 144 under the Securities Act of 1933, as amended (the "Act")) to the public without registration, the Buyer agrees, as long as any Escrow Shares are held in the name of, or for the benefit of, any of the Company Members, to:

          (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after the date hereof; and

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Buyer under the Act and the Exchange Act.

     4.12 Audit and Related Expenses. The Company Members shall pay up to $50,000 of amounts due to Stowe Degon in connection with Stowe Degon's audit and other work involving the Company's financial statements for the 2004 and 2005 fiscal years (the "Audit") whether occurring prior to or after the Closing. The Company Members agree to cooperate with the Buyer and Stowe Degon with respect to the Audit.

     4.13 Bonus Payments. The Buyer shall assume, in connection with the Merger, the Company's obligations and liabilities with respect to bonus payments to specified Company employees aggregating $640,625 pursuant to bonuses being paid over a two-year period following the Closing in connection with the successful consummation of the Merger (provided that such obligations and liabilities are set forth in the Closing Bonus and Release Agreements executed by the Company and each such employee).

     4.14 Incentive Compensation. The Buyer or the Surviving Corporation agrees to grant restricted stock unit awards for an aggregate of 88,293 shares of Buyer Common Stock (the "Incentive Pool") to the employees designated by the Company Members pursuant to an incentive plan (the "Incentive Plan") to be agreed upon by the Buyer and the Company Members, provided that the Incentive Plan shall cover the two-year period starting on the Closing Date and ending on the second anniversary of the Closing Date. No portion of the Incentive Pool will revert to the Company Members.

     4.15 Relocation Incentive Pool. An aggregate of $385,000 shall be made available to provide incentive payments to employees of the Company to relocate from the Company's existing facilities in North Kingstown, Rhode Island to the Buyer's facilities in Waltham, Massachusetts (provided that the incentive payments to be paid pursuant to this sentence shall be independent of any standard relocation bonuses offered by the Buyer to such employees). The Company Members and the Buyer shall agree on such incentive payment amounts to be paid to the employees specified by the Company Members. Any amounts remaining in the pool, or not committed, as of June 30, 2006, shall be paid by the Buyer to the Company Members on an equal basis.

     4.16 Non-Competition and Non-Solicitation.

          (a) During the applicable Non-Competition Period, no Company Member shall, except as an officer or employee of the Buyer and/or the Surviving
Corporation: (i) develop, manufacture, market or sell any product which competes with any existing or proposed product manufactured by either the Company, the Buyer, the Surviving Corporation or any of the subsidiaries of the Company, the Buyer or the Surviving Corporation (collectively, the "Subsidiaries") on or prior to the Closing Date, or (ii) engage in any business competitive with the business of the Company, the Buyer and/or the Surviving Corporation or any of the Subsidiaries as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Company, the Buyer, the Surviving Corporation or any of the Subsidiaries conducted its business during the two years prior to the Closing Date. The parties hereto agree that the duration and geographic scope of the non-competition provisions set forth in this Section 4.16(a) are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Company Members agree that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

          (b) Except as provided by law, during the applicable Non-Competition Period, no Company Member shall (a) solicit any person who was an employee of either the Company on the date hereof or the Closing Date to terminate his employment with the Buyer (or the Company or the Surviving Corporation, as the case may be) or to become an employee of such Company Member, or (b) hire any person who was such an employee on the date hereof or on the Closing Date.

          (c) The non-competition and non-solicitation provisions set forth in Sections 4.16(a) and 4.16(b) shall be independent of the non-competition and non-solicitation provisions set forth in the employment offer letters (the "Offer Letters") executed by each of the Company Members in accordance with
Section 5.1(g) of this Agreement.

                                    ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1 Conditions to Obligations of the Buyer and the Merger Subsidiary. The obligation of each of the Buyer and the Merger Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

          (a) the Company shall have obtained at its own expense (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company;

          (b) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this

Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date); provided, however, that the representations and warranties made in Section 2.2(a) and 2.3 shall be true and correct as of the Closing Date, except for immaterial inaccuracies, and shall not be subject to the qualification set forth above;

          (c) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Company shall have delivered to the Buyer and the Merger Subsidiary the Company Certificate;

          (f) the Buyer shall have received copies of the resignations, effective as of the Closing, of each Company Member and manager of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

          (g) the Buyer shall have executed employment agreements with or received written acceptance of the Offer Letters by each of the Company Members;

          (h) the Company shall have delivered to the Buyer documents evidencing the release or termination of the Security Interest on the Company's assets held by Rhode Island Economic Development Corporation, and copies of filed UCC termination statements with respect to all UCC financing statements evidencing such Security Interest;

          (i) the employees listed on Schedule 4.10 to this Agreement shall have accepted, in writing, offers of employment with the Buyer or the Surviving Corporation;

          (j) the entities listed in Section 2.8 of the Disclosure Schedules shall be paid in full by the Company Members or at the direction of the Company Members concurrently with the Closing;

          (k) the Buyer shall have received a bring down Financial Certificate, dated as of the Closing Date;

          (l) the Buyer shall have received such other certificates and instruments (including certificates of good standing of the Company in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified organizational documents, certificates as to the incumbency of managers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

          (m) the Buyer shall have received the Allocation Schedule;

          (n) the Buyer shall have received a certificate with respect to the Company's deferred revenue in the form attached hereto as Exhibit D, dated as of the Closing Date; and

          (o) the Buyer shall have received a payroll register detailing the payment made to specified employees on the Closing Date in accordance with
Section 1.5 hereof.

     5.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the representations and warranties of the Buyer and the Merger Subsidiary set forth in the first sentence of Section 3.1 and in Section 3.2 and any representations and warranties of the Buyer and the Merger Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer and the Merger Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

          (b) each of the Buyer and the Merger Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (c) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (d) the Buyer shall have delivered to the Company the Buyer Certificate; and

          (e) the Company shall have received such other certificates and instruments (including certificates of good standing of the Buyer and the Merger Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of managers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 Indemnification by the Indemnifying Members. The Indemnifying Members shall indemnify the Buyer in respect of, and hold it harmless against, any and all Damages incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

          (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Company contained in this Agreement, the Escrow Agreement or any other certificate furnished by the Company to the Buyer pursuant to this Agreement;

          (b) any failure to perform any covenant or agreement of the Company contained in this Agreement, the Escrow Agreement or any other certificate furnished by the Company to the Buyer pursuant to this Agreement;

          (c) any failure of any Company Member to have good, valid and marketable title to the issued and outstanding Company LLC Interests issued in the name of such Company Member, free and clear of all Security Interests; or

          (d) any claim by a Company Member or former Company Member, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any interests of the Company; (ii) any rights of a Company Member (other than the right to receive the Merger Consideration pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Articles of Organization or Operating Agreement of the Company; or (iv) any claim that his, her or its interests were wrongfully repurchased by the Company.

     6.2 Indemnification Claims.

          (a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling

Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 6.2(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed and any such settlement shall include a full and unconditional release of any Indemnifying Party.

          (b) In order to seek indemnification under this Article VI, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. If the Indemnified Party is the Buyer, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

          (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to transfer Escrow Shares equal in Value to the Claimed Amount to the Indemnified Party), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to transfer Escrow Shares equal in Value to the Agreed Amount to the Indemnified Party) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. For purposes of this Agreement, the "Value" of any Escrow Shares shall be the average of the closing price of the Buyer Common Stock over the thirty consecutive trading days ending three trading days before the date on which the Escrow Shares are distributed pursuant to the Escrow Agreement or such other date as a Value is required to be determined for purposes of the Escrow Agreement.

          (d) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Indemnifying Party and the Indemnified Party agree in writing to submit the Dispute to such arbitration, then the provisions of Section 6.2(e) shall become effective with respect to such Dispute. The provisions of this Section 6.2(d) shall not obligate the Indemnifying Party and the Indemnified Party to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in Boston, Massachusetts, in accordance with Section 9.11. If the Indemnified Party is the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Fund shall be transferred to the Buyer and/or the Indemnifying Members (which notice shall be consistent with the terms of the resolution of the Dispute).

          (e) If, as set forth in Section 6.2(d), the Indemnified Party and the Indemnifying Party agree to submit any Dispute to binding arbitration, the arbitration shall be conducted by a single arbitrator (the "Arbitrator") in accordance with the Commercial Rules in effect from time to time and the following provisions:

               (i) In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

               (ii) The parties shall commence the arbitration by jointly filing a written submission with the Boston, Massachusetts office of the AAA in accordance with Commercial Rule 5 (or any successor provision).

               (iii) No depositions or other discovery shall be conducted in connection with the arbitration.

               (iv) Not later than 30 days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator's reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 9.11), provided that the Arbitrator shall have no power or authority to grant injunctive relief, specific performance or other equitable relief.

               (v) The Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this
               Section 6.2(e), or (y) address or resolve any issue not submitted by the parties.

               (vi) In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party's attorneys' fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Indemnified Party and the Indemnifying Party.

          (f) Notwithstanding the other provisions of this Section 6.2, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

     6.3 Survival of Representations and Warranties. All representations and warranties that are covered by the indemnification agreements in Section 6.1(a) shall (a) survive the Closing and (b) shall expire on the date two years following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.1, 2.2 and 2.3 shall survive the Closing without limitation and (ii) the representations and warranties set forth in Sections 2.9, 2.21 and 2.22 shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of any claims arising from or related to the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and funds have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to disburse such retained funds to the Indemnifying Members in accordance with the terms of the Escrow Agreement. The rights to indemnification set forth in this Article VI shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the date of this Agreement or the Closing Date (including through supplements to the Disclosure Schedule permitted by Section 4.5), with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder or (ii) any waiver by an Indemnified Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

     6.4 Limitations.

          (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Indemnifying Members for Damages under this Article VI shall not exceed the Escrow Fund, and (ii) the Indemnifying Members shall be liable for only that portion of the aggregate Damages under this Article VI for which they or it would otherwise be liable which exceeds $100,000, provided that no Damages under this Article VI may be sought for any individual claim that is less than $5,000; provided further that the limitation set forth in this sentence shall not apply to claims based on fraud or willful breaches of this Agreement or claims pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2 or 2.3. For purposes solely of this Article VI in connection with calculating Damages, all representations and warranties of the Company in Article II (other than Sections
2.7 and 2.29) shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

          (b) The Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Members under this Agreement. The Escrow Agreement shall be the sole and exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VI.

          (c) Except with respect to claims based on fraud or willful breaches of this Agreement, after the Closing, the rights of the Indemnified Parties under this Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims for indemnification under this
Article VI.

          (d) No Indemnifying Member shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

          (e) To the extent that an Indemnified Party shall receive payment under any insurance policies on account of a claim, the amount of Damages, if any, payable by the Indemnifying Members under this Article VI shall be reduced by the amount of such insurance payment actually received, or if the Indemnified Party shall have already collected on such claim from the Indemnifying Members, then the Indemnified Party shall repay to the Indemnifying Members the amount of such insurance payment actually received.

                                   ARTICLE VII
                                   TERMINATION

     7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing, as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (c) or (d) of Section 5.1 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

          (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Merger Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (a) or (b) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

          (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before March 31, 2006 by reason of the failure of any condition precedent under Section 5.1 (unless the failure results primarily from a breach by the Buyer or the Merger Subsidiary of any representation, warranty or covenant contained in this Agreement); or

          (e) the Company may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before March 31, 2006 by reason of the failure of any condition precedent under Section 5.2 (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

     7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement prior to such termination).

                                  ARTICLE VIII
                                   DEFINITIONS

     For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

     "AAA" shall mean the American Arbitration Association.

     "Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

     "Agreed Amount" shall mean part, but not all, of the Claimed Amount.

     "Arbitrator" shall have the meaning set forth in Section 6.2(e).

     "Articles of Merger" shall mean the articles of merger or other appropriate documents prepared and executed in accordance with Section 7-16-62 of the Rhode Island Limited Liability Company Act, as amended.

     "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

     "Buyer Certificate" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to Legal Proceedings involving the Buyer or the Merger Subsidiary) of Section
5.2 is satisfied in all respects.

     "Buyer Common Stock" means the common stock, par value $.01, of the Buyer.

     "Cash Merger Consideration" means the cash payable at the Closing to the Company Members pursuant to Section 1.5(a).

     "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate of Merger" shall mean the certificate of merger or other appropriate documents prepared and executed in accordance with Section 264(c) of the Delaware General Corporation Law.

     "Claim Notice" shall mean written notification which contains (i) a detailed description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

     "Claimed Amount" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement.

     "Closing Date" shall mean the date on which the Merger is consummated.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commercial Rules" shall mean the Commercial Arbitration Rules of the AAA.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Company Certificate" shall mean a certificate to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses (a) through
(e) (insofar as clause (e) relates to Legal Proceedings involving the Company) of Section 5.1 is satisfied in all respects.

     "Company Intellectual Property" shall mean shall the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

     "Company Licensed Intellectual Property" shall mean all Intellectual Property that is licensed to the Company by any third party.

     "Company LLC Interests" shall mean the limited liability company interests in the Company.

     "Company Material Adverse Effect" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of the

Company or (ii) the ability of the officers of the Buyer, following the Closing, to certify without qualification to the Buyer's financial statements as they relate to the business or operations previously conducted by the Company; provided that such changes or effects resulting from the following shall not constitute a Company Material Adverse Effect: (a) changes in general economic, regulatory or political conditions or changes that affect the industry in which the Company has and the Surviving Corporations will continue to conduct its business, (b) this Agreement or the transactions contemplated hereby or the announcement thereof, or (c) military conflicts or acts of foreign or domestic terrorism, provided that in each such case (except for clause (b)), there shall not be a disproportionate effect on the Company. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

     "Company Member" shall mean each member of the Company.

     "Company Owned Intellectual Property" shall mean all Intellectual Property owned or purported to be owned by the Company, in whole or in part.

     "Company Plan" shall mean any Employee Benefit Plan maintained, or contributed to, by the Company, or any ERISA Affiliate.

     "Company Registrations" shall mean Intellectual Property Registrations that are registered or filed in the name of the Company, alone or jointly with others.

     "Company Source Code" shall mean the source code for any Software included in the Customer Offerings or Internal Systems or other confidential information constituting, embodied in or pertaining to such Software.

     "Controlling Party" shall mean the party controlling the defense of any Third Party Action.

     "Customer Offerings" shall mean (a) the products (including Software and Documentation) that the Company (i) currently develops, manufactures, markets, distributes, makes available, sells or licenses to third parties, or (ii) has developed, manufactured, marketed, distributed, made available, sold or licensed to third parties within the previous six years, or (iii) currently plans to develop, manufacture, market, distribute, make available, sell or license to third parties in the future and (b) the services that the Company (i) currently provides or makes available to third parties, or (ii) has provided or made available to third parties within the previous six years, or (iii) currently plans to provide or make available to third parties in the future. A true and complete list of all Customer Offerings is set forth in Section 2.13(c) of the Disclosure Schedule.

     "Damages" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation, arbitration or other dispute resolution proceedings relating to a Third Party Action or an indemnification claim under
Article VI), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Indemnified Party and the Indemnifying Party as set forth in Section 6.2(e)(vi).

     "Designated Person" shall mean any Indemnifying Member or affiliate thereof, or any manager, employee or Company Member, or any Indemnifying Member or affiliate thereof.

     "Disclosure Schedule" shall mean the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer, as the same may be supplemented pursuant to Section 4.5.

     "Dispute" shall mean the dispute resulting if the Indemnifying Party in a Response disputes its liability for all or part of the Claimed Amount.

     "Documentation" shall mean printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end user

     "Effective Time" shall mean the later of (i) the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware and (ii) the time at which the Surviving Corporation files the Articles of Merger with the Secretary of State of the State of Rhode Island.

     "Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

     "Environmental Law" shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (ix) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

     "Escrow Agreement" shall mean an escrow agreement in substantially the form attached hereto as Exhibit B.

     "Escrow Agent" shall mean American Stock Transfer & Trust Company.

     "Escrow Fund" shall mean the fund established pursuant to the Escrow Agreement, which shall include the Escrow Shares deposited by the Buyer or the Merger Subsidiary with the Escrow Agent at the Closing pursuant to Section 1.6.

     "Escrow Period" shall mean the period from the Closing Date until the second anniversary of the Closing Date.

     "Escrow Shares" shall mean 151,984 shares of Buyer Common Stock.

     "Expected Claim Notice" shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, an Indemnified Party reasonably expects to incur Damages for which it is entitled to indemnification under Article VI.

     "Exploit" shall mean develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

     "Financial Statements" shall mean:

          (a) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of the end of and for the fiscal year ended December 31, 2004, and

          (b) the Most Recent Balance Sheet and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months as of the Most Recent Balance Sheet Date.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Governmental Entity" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

     "Income Tax Return" shall mean any Tax Return relating to foreign, federal, state or local income or franchise Taxes or other Taxes imposed on or with respect to net income or capital.

     "Indemnified Party" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VI.

     "Indemnifying Party" shall mean the party from whom indemnification is sought by the Indemnified Party.

     "Indemnified Executive" means each present and former Company Member and manager of the Company.

     "Indemnifying Members" shall mean James V. Rose and Frank J. Faubert Jr.

     "Intellectual Property" shall mean the following subsisting throughout the world:

     (a) Patent Rights;

     (b) Trademarks and all goodwill in the Trademarks;

     (c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

     (d) mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the laws of any jurisdiction;

     (e) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and

     (f) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

     "Intellectual Property Registrations" means Patent Rights, registered Trademarks, registered copyrights and designs, mask work registrations and applications for each of the foregoing.

     "Internal Systems" shall mean the Software and Documentation and the computer, communications and network systems (both desktop and enterprise-wide), reagents, materials and test, calibration and measurement apparatus used by the Company in its business or operations to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Customer Offerings, whether located on the premises of the Company or hosted at a third party site. All Internal Systems that are material to the development, manufacture, fabrication, assembly, provision, distribution, support, maintenance or testing of the Customer Offerings are listed and described in Section 2.13(c) of the Disclosure Schedule.

     "Lease" shall mean any lease or sublease pursuant to which the Company leases or subleases from another party any real property.

     "Legal Proceeding" shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

     "Materials of Environmental Concern" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

     "Merger" shall mean the merger of the Company with and into the Merger Subsidiary in accordance with the terms of this Agreement.

     "Merger Consideration" shall mean the cash payment that the Company Members are entitled to receive pursuant to Section 1.5.

     "Merger Subsidiary" shall have the meaning set forth in the first paragraph of this Agreement.

     "Most Recent Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company as of the Most Recent Balance Sheet Date.

     "Most Recent Balance Sheet Date" shall mean September 30, 2005.

     "Non-Competition Period" shall mean (a) with respect to Frank J. Faubert Jr.'s obligations pursuant to Sections 4.15(a) and 4.15(b), the period of three years after the Closing Date, and (b) with respect to James V. Rose's obligations pursuant to Sections 4.15(a) and 4.15(b), the period of two years after the Closing Date.

     "Non-Controlling Party" shall mean the party not controlling the defense of any Third Party Action.

     "Open Source Materials" means all Software, Documentation or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser

General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

     "Operating Agreement" shall mean the Amended and Restated Operating Agreement of the Company dated as of January 1, 2003.

     "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

     "Owned Real Property" shall mean each item of real property owned by the Company.

     "Parties" shall mean the Buyer, the Merger Subsidiary and the Company.

     "Patent Rights" shall mean all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

     "Permits" shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

     "Reasonable Best Efforts" shall mean best efforts, to the extent commercially reasonable.

     "Response" shall mean a written response containing the information provided for in Section 6.3(c).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and not material to the Company.

     "Software" shall mean computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form.

     "Surviving Corporation" shall mean the Merger Subsidiary, as the surviving corporation in the Merger.

     "Taxes" shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

     "Tax Returns" shall mean any and all reports, returns, declarations, or statements relating to Taxes, including any schedule or attachment thereto and any related or supporting work papers or information with respect to any of the foregoing, including any amendment thereof.

     "Third Party Action" shall mean any suit or proceeding by a person or entity other than a Party for which indemnification may be sought by a Party under Article VI.

     "Trademarks" shall mean all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     9.2 No Third Party Beneficiaries; Waiver of Conflicts Regarding Representation.

          (a) This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article I concerning payment of the Merger Consideration and the provisions of Section 4.9 concerning indemnification are intended for the benefit of the Indemnifying Members.

          (b) The Buyer and the Merger Subsidiary waive and will not assert, and each agrees to cause the Surviving Corporation to waive and to not assert, any conflict of interest arising out of or relating to the representation, after the Effective Time of any Designated Person) in any matter involving this Agreement or any other agreements or transactions contemplated thereby (including any litigation, arbitration, mediation or other proceedings), by any legal counsel currently representing the Company in connection therewith.

          (c) The Buyer and the Merger Subsidiary waive and will not assert, and each agrees to cause the Surviving Corporation to waive and to not assert, any attorney-client privilege with respect to any communication between any legal counsel and any Designated Person occurring during the current representation of the Company in connection with any representation of any Designated Person after the Effective Time, including in connection with a dispute with Buyer, and following the Closing, with the Surviving Corporation or any of its Subsidiaries, it being the intention of the parties hereto that all such rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by such Designated Person; provided that the foregoing waiver and acknowledgement of retention shall not extent to any communication not involving this Agreement or any other agreements or transactions contemplated hereby and thereby, or to communications with any Person other than the Designated Persons and their advisors.

     9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Mutual Non-Disclosure Agreement dated as of September 1, 2005 between the Buyer and the Company shall remain in effect in accordance with its terms.

     9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other Parties; provided that the Merger Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer. Any purported assignment of rights or delegation of performance obligations in violation of this Section 9.4 is void.

     9.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:

Sane Solutions, LLC
35 Belver Avenue
North Kingstown, RI 02852
Fax: (401) 295-4154

Attn: James V. Rose

Copy to:

Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Fax: (866) 368-6624
Attn: David M. Barbash, Esq.

If to the Buyer or the Merger Subsidiary:

Unica Corporation
Reservoir Place North
170 Tracer Lane
Waltham, MA 02451
Fax: (781) 646-5384
Attn: General Counsel

Copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Fax: (617) 526-5000
Attn: Mark G. Borden, Esq.

     Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     9.8 Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     9.11 Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in
Section 9.7, provided that nothing in this Section 9.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

     9.12 Construction.

          (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (c) Any reference herein to "including" shall be interpreted as "including without limitation".

          (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        UNICA CORPORATION


                                        By: /s/ Yuchun Lee
                                            ------------------------------------
                                        Title: President and Chief Executive
                                               Officer


                                        LORAX ACQUISITION CORP.


                                        By: /s/ Yuchun Lee
                                            ------------------------------------
                                        Title: President and Chief Executive
                                               Officer


                                        SANE SOLUTIONS, LLC


                                        By: /s/ James V. Rose
                                            ------------------------------------
                                        Title: CEO

                                                                       Exhibit B

                                ESCROW AGREEMENT

         This Escrow Agreement is entered into as of March __, 2006, by and among Unica Corporation, a Delaware corporation (the "Buyer"), James V. Rose and Frank J. Faubert Jr. (the "Indemnifying Members"), and American Stock Transfer & Trust Company (the "Escrow Agent").

         WHEREAS, the Buyer and Sane Solutions, LLC (the "Company") have entered into an Agreement and Plan of Merger dated March 7, 2006 (the "Merger Agreement") by and among the Company, the Buyer and a wholly owned subsidiary of the Buyer (the "Merger Subsidiary"), pursuant to which the Company will be merged with and into the Merger Subsidiary (the "Merger"), with the Merger Subsidiary as the surviving corporation (the "Surviving Corporation");

         WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the indemnification obligations of the Indemnifying Members to the Buyer; and

         WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Consent of Company Members. The Indemnifying Members have, either by virtue of their approval of the Merger Agreement or through the execution of an instrument to such effect, consented to the establishment of this escrow to secure the Indemnifying Members' indemnification obligations under Article VI of the Merger Agreement in the manner set forth herein and all of the other terms, conditions and limitations in this Agreement.

         2.       Escrow and Indemnification.

                  (a) Escrow of Shares. Simultaneously with the execution of this Agreement, the Buyer shall deposit with the Escrow Agent two certificates, with each certificate (i) representing 75,992 shares of common stock, par value $0.01 per share, of the Buyer, as determined pursuant to
Section 1.5 of the Merger Agreement and (ii) issued in the name of the Indemnifying Members. Each Indemnifying Member shall deliver to the Escrow Agent a blank stock power covering the Escrow Shares. The Escrow Agent hereby acknowledges receipt of such stock certificates and stock powers. The shares deposited with the Escrow Agent pursuant to the first sentence of this Section 2(a) are referred to herein as the "Escrow Shares." The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to hold the Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

                  (b) Indemnification. The Indemnifying Members have agreed in Article VI of the Merger Agreement to indemnify and hold harmless the Buyer from and against specified Damages (as defined in the Merger Agreement). The Escrow Shares shall be the sole security for such indemnity obligation of the Indemnifying Members, subject to the limitations, and in the manner provided, in this Agreement.

                  (c) Dividends, Etc. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of each of the Indemnifying Members, and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be considered Escrow Shares for purposes hereof. Any and all dividends and distributions on the Escrow Shares (other than those identified in the previous sentence of this Section 2(c)) shall be promptly delivered to each of the Indemnifying Members by the Escrow Agent when and as received and shall be held in the Escrow Account and subject to the indemnity obligations of the Indemnifying Members set forth in Section 2(b) above.

                  (d) Voting of Shares. The Indemnifying Members shall have the right to exercise any voting rights pertaining to the Escrow Shares unless and until such Escrow Shares shall have been delivered to the Buyer pursuant to
Section 3 below.

                  (e) Transferability. The respective interests of the Indemnifying Members in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

        3.       Distribution of Escrow Shares.

                  (a) Distribution by Escrow Agent. The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by the Buyer and each of the Indemnifying Members and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Buyer or the Indemnifying Members, that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, or (iii) the provisions of
Section 3(b) hereof.

                  (b) Distribution Following Termination Date. Within five business days after March __, 2008 (the "Termination Date"), the Buyer shall submit a notice to the Escrow Agent indicating the Termination Date and, upon receipt, the Escrow Agent shall distribute to the Indemnifying Members all of the Escrow Shares then held in escrow, registered in the name of the Indemnifying Members. Upon such distribution, the Buyer will pay for the reasonable fees of legal counsel and the Buyer's transfer agent relating to the removal of restrictive legends from the Escrow Shares. Notwithstanding the foregoing, if the Buyer has previously delivered to the Escrow Agent a copy of a Claim Notice (as defined in the Merger Agreement) and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, or if the Buyer has previously delivered to the Escrow Agent a copy of an Expected Claim Notice (as defined in the Merger Agreement) and the Escrow Agent has not received written notice of the resolution of the anticipated claim covered thereby, the Escrow Agent shall retain in escrow after the Termination Date such number of Escrow Shares as have a Value (as defined in Section 4 below) equal to 125% of (i) the Claimed Amount covered by such Claim Notice or (ii) the estimated amount of Damages, set forth in such Expected Claim Notice, as the case may be.

Any Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or (ii) of Section 3(a) hereof.

                  (c) Method of Distribution. Any distribution of all or a portion of the Escrow Shares to the Indemnifying Members shall be made by delivery of stock certificates issued in the name of the Indemnifying Members covering such percentage of the Escrow Shares being distributed as is calculated in accordance with the percentages set forth opposite such holders' respective names on Attachment A hereto. Distributions to the Indemnifying Members shall be made by mailing stock certificates to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Indemnifying Members pursuant to this Agreement. Instead, the number of shares that each Indemnifying Member shall receive shall be rounded up or down to the nearest whole number.

         4. Valuation of Escrow Shares. For purposes of this Agreement, the "Value" of any Escrow Shares shall be the average of the closing price per share of the common stock of the Buyer on the Nasdaq National Market over the thirty consecutive trading days ending three trading days before the date on which the Escrow Shares are distributed pursuant to Section 3 or such other date as a Value is required to be determined for purposes of Section 3.

         5. Fees and Expenses of Escrow Agent. The Buyer and the Indemnifying Members shall each pay one half of (a) the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder, which are set forth on Attachment B hereto, and (b) the reasonable expenses (including reasonable attorney's fees and expenses) of the Escrow Agent incurred in connection with the performance of its duties under this Agreement.

         6.       Limitation of Escrow Agent's Liability.

                  (a) Limitation on Liability. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement or any other agreement referred to herein. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

                  (b) Indemnification. The Buyer agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder.

         7. Termination. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares in accordance with this Agreement; provided that the provisions of Section 6 shall survive such termination.

         8. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent with the consent of the Indemnifying Members, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. If no successor Escrow Agent is named as provided in this Section 8 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

         9.       General.

                  (a) Entire Agreement. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

                  (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

                  (c) Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                  (d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (e) Notices. All notices, instructions and other communications hereunder shall be in writing. Any notice, instruction or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Buyer:

Unica Corporation
Reservoir Place North
170 Tracer Lane
Waltham, MA 02451
Fax: (781) 646-5384
Attn: General Counsel

Copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Fax: (617) 526-5000
Attn: Mark G. Borden, Esq.

If to the Indemnifying Members:

James V. Rose
3 Preston Drive
North Kingstown, RI 02852

Frank J. Faubert Jr.
1595 High Hawk Road
East Greenwich, RI 02818

Copy to:

Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Fax: (866) 368-6624
Attn: David M. Barbash, Esq.

If to the Escrow Agent:

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219
Fax: (718) 331-1852
Attn: Herbert Lemmer

Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

                  (g) Amendments and Waivers. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Indemnifying Members. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (h) Submission to Jurisdiction. Each of the parties hereto (i) submits to the jurisdiction of any state or federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) waives any claim of inconvenient forum or other challenge to venue in such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in
Section 9(e), provided that nothing in this Section 9(h) shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                        UNICA CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        INDEMNIFYING MEMBERS


                                        ----------------------------------------
                                        James V. Rose


                                        ----------------------------------------
                                        Frank J. Faubert Jr.



                                        ESCROW AGENT

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                  ATTACHMENT A


Indemnifying Member                                Percentage
-------------------                                ----------
James V. Rose                                      50%
Frank J. Faubert Jr.                               50%

                                  ATTACHMENT B



$5,000 fee plus out-of-pocket expenses